Subsidiaries of Constellium SE as of December 31, 2019 Subsidiary Jurisdiction Alcan International Network (Thailand) Co. Ltd. Thailand Alcan International Network México S.A. de C.V. Mexico AluInfra Services SA Switzerland Astrex Inc. Canada Constellium Automotive México, S. DE R.L. DE C.V Mexico Constellium Automotive México Trading, S. DE R.L. DE C.V. Mexico Constellium Automotive (Nanjing) Co., Ltd. China Constellium Automotive Spain, S.L. Spain Constellium Automotive USA, LLC Delaware Constellium Automotive Žilina, s.r.o. Slovak Republic Constellium Bowling Green LLC (f/k/a Constellium-UACJ ABS LLC) Delaware Constellium China China Constellium Deutschland GmbH Germany Constellium Engley (Changchun) Automotive Structures Co Ltd. China Constellium Extrusions Burg GmbH Germany Constellium Extrusions Decin s.r.o. Czech Republic Constellium Extrusions Deutschland GmbH Germany Constellium Extrusions France France Constellium Extrusions Landau GmbH Germany Constellium Extrusions Levice S.r.o. Slovak Republic Constellium Finance France Constellium France III France Constellium France Holdco France Constellium Germany Holdco GmbH & Co. KG Germany Constellium Germany Verwaltungs GmbH Germany Constellium Holdings Muscle Shoals (f/k/a Wise Metals Group LLC) Delaware Constellium International France Constellium Issoire France Constellium Japan KK Japan Constellium Metal Procurement LLC Delaware Constellium Montreuil Juigné France Constellium Muscle Shoals LLC (f/k/a Wise Alloys LLC) Delaware Constellium Muscle Shoals Funding II LLC (f/k/a Wise Alloys Funding II LLC) Delaware Constellium Neuf Brisach France Constellium Paris France Constellium Property and Equipment Company, LLC Delaware Constellium Rolled Products Ravenswood, LLC Delaware Constellium Rolled Products Singen GmbH & Co. KG Germany Constellium Singen GmbH Germany Constellium Southeast Asia PTE. LTD. Singapore Constellium Switzerland AG Switzerland Constellium Treuhand UG (haftunsgbeschränkt) Germany Constellium UK Limited United Kingdom Constellium US Holdings I, LLC Delaware Constellium Ussel France Constellium Valais SA Switzerland Constellium W France C-TEC Constellium Technology Center France Engineered Products International SAS France Listerhill Total Maintenance Center LLC Delaware